Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the High Income Securities Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the High Income Securities Fund for the year ended August 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the High Income Securities Fund for the stated period.

/s/ Andrew Dakos Andrew Dakos President, High Income Securities Fund	/s/ Thomas Antonucci Thomas Antonucci Treasurer, High Income Securities Fund
Dated: 11/1/2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by High Income Securities Fund for purposes of Section 18 of the Securities Exchange Act of 1934.